                                                                    Exhibit 3.97

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          WESTCOTT COMMUNICATIONS, INC.

      Pursuant to the provisions of Articles 4.01 through 4.05 of the Texas Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation.

                                    ARTICLE I

      The name of the corporation is Westcott Communications, Inc. (the "Corporation").

                                   ARTICLE II

      The following amendments to the Articles of Incorporation are adopted by the Shareholders of the Corporation:

      1. The title of the Articles of Incorporation is hereby amended so as to be and read in its entirely as follows:

                           "ARTICLES OF INCORPORATION
                                       OF
                       PRIMEDIA Workplace Learning, Inc."

      2. Article One of the Articles of Incorporation is hereby amended so as to be and read in its entirely as follows:

                                  "ARTICLE ONE

                  The name of the corporation is PRIMEDIA Workplace Learning, Inc., (the "Corporation")."

                                   ARTICLE III

      These amendments were adopted by the shareholders of the Corporation on February 9, 1998.

                                   ARTICLE IV

      The total number of outstanding shares of stock of the Corporation, all of which are entitled to vote on these amendments, is 1,000 shares of Common Stock, par value $.01 per share.

                                    ARTICLE V

      The number of shares voted for such amendment was 1,000 and the number of shares voted against such amendment was 0.


Dated: February 9, 1998


                                       WESTCOTT COMMUNICATIONS, INC.


                                       By:
                                           --------------------------------
                                           Beverly Chell, Secretary